March 14, 1997

                                                       Exhibit 21

             TEXTRON INC. - Significant Subsidiaries
                      (as of March 14, 1997)


   Set  forth  below  are  the names of certain  subsidiaries  of
Textron  Inc.   Other  subsidiaries,  which  considered  in   the
aggregate, do not constitute a significant subsidiary, are omitted from such list.


Name                                            Place of
                                                Incorporation
Avco Corporation                                       Delaware
  ARS Two Inc.                                         Delaware
  Avco Community Developers, Inc.                      California
  Textron Pacific Limited                              Australia
  Textron Systems Corporation                          Delaware
     Turbine Engine Components Textron Inc.            Delaware
Avco Financial Services, Inc.                          Delaware
Avdel Cherry Textron Inc.                              New York
Bell Helicopter Services Inc.                          Delaware
  Bell Helicopter Asia (Pte) Ltd.                      Singapore
Bell Helicopter Textron Inc.                           Delaware
Cadillac Gage Textron Inc.                             Michigan
The Cessna Aircraft Company                            Kansas
Cone Drive Operations Inc.                             Delaware
Elco Textron Inc.                                      Delaware
Fuel Systems Textron Inc.                              Delaware
Greenlee Textron Inc.                                  Delaware
HR Textron Inc.                                        Delaware
Maag Pump Systems of America, Inc.                     North Carolina
McCord Corporation                                     Michigan
  Textron Automotive Interiors Inc.                    Delaware
     Davidson Overseas Investment Inc.                 Delaware
       Textron Automotive B.V.                         Netherlands
   Textron  Automotive Functional Components  Inc.  -  Massachusetts
      McCord Winn Division
Micromatic Operations Inc.                             Delaware
Micro-Precision Operations Inc.                        Delaware
The Paul Revere Corporation (83%,  )                   Massachusetts
  The Paul Revere Life Insurance Company               Massachusetts
       The  Paul  Revere  Protective  Life  Insurance  Delaware
         Company
      The  Paul  Revere  Variable  Annuity  Insurance  Massachusetts
         Company
     The Paul Revere Equity Sales Company              Massachusetts
       The Paul Revere Investment Management Company   Massachusetts
Textron Atlantic Inc.                                  Delaware
  Avdel plc                                            United Kingdom
  Bell Helicopter Supply Center B.V.                   Netherlands
  Camcar Textron (Malaysia) Sdn. Bhd.                  Malaysia
  Jacobsen E-Z-GO Textron B.V.                         Netherlands
  Jacobsen E-Z-GO Textron A.G.                         Switzerland
  Jacobsen E-Z-GO Textron A/S                          Denmark
  Jacobsen E-Z-GO Textron S.R.L.                       Italy
  Klauke Handelsges, m.b.H.                            Austria
  Maag Pump Systems AG                                 Switzerland
     Maag Pump Systems PTE Ltd.                        Singapore
  Marly ORAG S.A.                                      France

Name                                            Place of
                                                Incorporation
Textron Atlantic Inc. (continued)                      Delaware
  Textron Atlantic Belgium S.A.                        Belgium
  Textron Atlantic France Inc.                         Delaware
  Textron Atlantic Holding GmbH                        Germany
     Gustav Klauke GmbH                                Germany
       Gustav Klauke France SARL                       France
     Jacobsen E-Z-GO Textron GmbH Rasenpflegesysteme   Germany
     Maag Pump Systems GmbH                            Germany
     Textron Automotive GmbH                           Germany
       Kautex Werke Reinold Hagen A.G.                 Germany
          Kautex Benelux N.V.                          Belgium
          Kautex Iberica S.A.                          Spain
     Textron Verbindungstechnik GmbH                   Germany
       Textron Verbindungstechnik OHG                  Germany
  Textron France Inc.                                  Delaware
     Textron France S.N.C.                             France
       Textron France S.A.                             France
          Textron Industries S.A.S.                    France
  Textron Italia SpA                                   Italy
     Maag Italia SpA                                   Italy
  Textron Limited                                      United Kingdom
Textron Automotive Company Inc.                        Delaware
Textron Automotive Exteriors Inc.                      Delaware
Textron Automotive Management Services Inc.            Delaware
Textron FSC Inc.                                       Barbados
Textron Financial Corporation                          Delaware
  Cessna Finance Corporation                           Kansas
Textron International Inc.                             Delaware
Textron Properties Inc.                                Delaware
  Textron Canada Limited                               Canada
     Kautex Corporation                                Ontario
Textron Realty Corporation                             Delaware
Textron Realty Operations (Wheatfield) Inc.            Delaware
Textron S.A. de C.V.                                   Mexico
  Textron Automotive Company de Mexico, S.A. de C.V.   Mexico
      Textron Automotive Management Services  Company  Mexico
        de Mexico,  S.A. de C.V.
Turbine  Engine   Components   Textron   (Cleveland    Delaware
  Operations) Inc.
Turbine Engine Components Textron (Newington           Connecticut
  Operations) Inc.
Turbine  Engine Components Textron (Santa Fe  Springs  California
  Operations) Inc.
Wolverine Metal Specialties Inc.                       Michigan
Xact Textron Inc.                                      Delaware


______________________________
Notes:
   A  list  of  the  principal  subsidiaries  of  Avco  Financial
   Services, Inc. is attached hereto as Exhibit 1.

   Remaining 17% of share capital is publicly traded on  The  New
   York Stock Exchange.

   85% of the capital stock of Textron France S.N.C. is held by Textron France Inc. and the remaining 15% by Textron Atlantic
   France Inc.

   85% of the capital stock of Textron Italia SpA is held by Textron Atlantic Inc. and the remaining 15% by Textron
   International Inc.

   64.5% of the capital stock of Textron Canada Limited is held by Textron Properties Inc. and the remaining 35.5% by Textron
   Inc.

                            Exhibit 1

Set  forth below are the principal subsidiaries of Avco Financial
Services, Inc.:

Name                                              Jurisdiction
AFS Corporation                                   Delaware
Avco DC Corporation                               Delaware
Avco Enterprises, Inc.                            California
Avco Financial Services Canada Limited            Ontario
Avco Financial Services International, Inc.       Nebraska
Avco Financial Services Ltd.                      Australian
                                                  Capital
                                                  Territory
Avco Financial Services Limited                   New Zealand
Avco Group Limited                                United Kingdom
Avco National Bank                                California
Balboa Insurance Company                          California
Balboa Life Insurance Company                     California
Family Insurance Corporation                      Wisconsin
Meritplan Insurance Company                       California
Newport Insurance Company                         Arizona



______________________________
  Owned by Avco Financial Services International, Inc.
  Owned by AFS Corporation and Avco DC Corporation
  Owned by Avco Financial Services, Inc.
  Owned by Avco Enterprises, Inc., a wholly-owned subsidiary of Avco Financial Services, Inc.
  Owned by Balboa Insurance Company